Exhibit 10.1
ESCROW AGREEMENT
ESCROW AGREEMENT (the “Agreement”) dated as of April 1, 2010,

BY AND AMONG:	NEWLEAD HOLDINGS LTD., a Bermuda corporation (“NewLead”);

AND:	GRANDUNION, INC. a Marshall Islands corporation (“Grandunion”);

AND:	COMPUTERSHARE TRUST COMPANY, N.A., a national banking association (the “Escrow Agent” or “Computershare”).
     WHEREAS NewLead and Grandunion have entered into a Securities Purchase Agreement dated as of March 31, 2010 (the “Purchase Agreement”) that provides, among other things, that NewLead sell and Grandunion purchases 8,844,444 common shares of NewLead, upon and subject to the terms and conditions contained in the Purchase Agreement;
     WHEREAS the Purchase Agreement contemplates that 8,844,444 common shares of NewLead (the “Holdback Shares”) shall be deposited and held in escrow with the Escrow Agent, to be held and distributed by the Escrow Agent on the terms and conditions set forth herein;
     WHEREAS Grandunion and NewLead wish to appoint the Escrow Agent to act as escrow agent in connection with the Purchase Agreement;
     WHEREAS the foregoing recitals are representations and statements of fact made by NewLead and Grandunion and not by the Escrow Agent;
     NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the foregoing recitals, the covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
1.	Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement. For the purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Business Day” means any day, other than a Saturday or a Sunday, when the New York Stock Exchange is open for regular business.

(b)	“Claims” means any claims to the Holdback Shares asserted against Grandunion pursuant to Section 2.3 of the Purchase Agreement.

(c)	“Dispute Notice” has the meaning specified in Section 7(b).

(d)	“Escrow Amount” means the Holdback Shares which are initially deposited with the Escrow Agent hereunder, less any amount deducted pursuant to Sections 6 and 7 hereof.

(e)	“Loss Notice” has the meaning specified in Section 7(a).

(f)	“Purchase Agreement” has the meaning specified in the preamble.

2.	Appointment of Escrow Agent. NewLead and Grandunion hereby appoint the Escrow Agent to act as agent on their behalf pursuant to this Agreement, and the Escrow Agent hereby accepts such appointment on the terms and conditions of this Agreement.

3.	Delivery of the Escrow Amount. NewLead hereby remits to the Escrow Agent the Escrow Amount, being initially the Holdback Shares. The Escrow Amount shall be held by the Escrow Agent in accordance with the terms and conditions of this Agreement.

4.	Safekeeping of Escrow Amount.

(a)	Pending disbursement of the Escrow Amount, the Escrow Agent shall hold the Escrow Amount in escrow and safekeep the Escrow Amount in a segregated file.

5.	Authorized Disbursements. The Escrow Agent is hereby authorized to disburse the Escrow Amount only in accordance with Sections 6 or 7.

6.	Release from Escrow. Subject to Section 7 hereof, the Escrow Amount shall be released by the Escrow Agent as follows:

(a)	at any time upon receipt of a written joint notice from Grandunion and NewLead substantially in the form attached hereto as Schedule A, the Escrow Agent shall disburse from the Escrow Amount to the Party specified in such notice the amount specified therein; or

(b)	In accordance with Section 7 hereof.

7.	Loss Notice; Dispute Notice.

(a)	Loss Notice. If NewLead reasonably determines that it has a Claim, NewLead shall give a written notice of such determination to the Escrow Agent and to Grandunion, setting out the reasons for the dispute as well as the amount under dispute and reasonable details of the calculation of such amount (a “Loss Notice”);

Upon receipt of a Loss Notice, the Escrow Agent shall promptly notify Grandunion in writing that it has received a Loss Notice, including a copy thereof, and shall set aside from the Escrow Amount the amount claimed in the Loss Notice. The Escrow Agent shall hold the said amount until it disburses such amount in accordance with Section 7(b) or is otherwise jointly instructed by Grandunion and NewLead in writing pursuant to Section 6(a);

(b)	under the Loss Notice, Grandunion shall, within twenty (20) days of receipt of the Loss Notice from the Escrow Agent, send a signed written notice concurrently to both the Escrow Agent and to NewLead stating such dispute and summarizing the basis for such dispute (a “Dispute Notice”);

If the Escrow Agent receives a Dispute Notice within the requisite time, it shall take no further action pursuant to such Loss Notice, until receipt by it of a final and binding determination by a court or arbitration panel of competent jurisdiction or alternatively, receipt by it of written instructions signed by NewLead and Grandunion. The Escrow Agent shall have no duty to inquire as to the truth of any statements made in a Loss Notice or Dispute Notice nor shall the Escrow Agent have a duty to confirm receipt by NewLead or Grandunion, as the case may be, of such Loss Notice or Dispute Notice; and,

(c)	No Dispute Notice. If no Dispute Notice is received by the Escrow Agent within twenty (20) days after delivery to the Escrow Agent of the related Loss Notice, then the Escrow Agent shall disburse the amount set aside pursuant to Section 6(a) and pay forthwith to NewLead the amount specified in the relevant Loss Notice.

8.	No Limitation. NewLead’s rights and recourses against Grandunion with respect to any Claims under Section 2.3 of the Purchase Agreement shall not be replaced, limited or deemed to be waived, in whole or in part, by the exercise of NewLead’s rights and recourses under this Agreement or any other terms and conditions of this Agreement except to the extent of any payment made by the Escrow Agent to NewLead pursuant hereto following delivery of a Loss Notice in respect of a Claim.

9.	Responsibility of Escrow Agent; Indemnification.

(a)	Grandunion and NewLead acknowledge and agree that the Escrow Agent acts hereunder as a depositary only and (i) shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it (including, without limitation, the Purchase Agreement), for the form or execution of such instruments, for the identity, authority or right of any Person or party executing or depositing such instruments or for determining or compelling compliance therewith, and shall not otherwise be bound thereby; (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent; (iii) shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to the Escrow Agent, and unless it is indemnified and funded, in a manner satisfactory to it, against such expense or liability; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for determining the accuracy thereof; (v) may employ and consult counsel satisfactory to it, including in-house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel; and, (vi) shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(b)	The Escrow Agent may employ such counsel, accountants, engineers, appraisers, other experts, agents, agencies and advisors as it may reasonably require for the purpose of discharging its duties under this Agreement, and the Escrow Agent may act and shall be protected in acting in good faith on the opinion or advice or on information obtained from any such parties and shall not be responsible for any misconduct on the part of any of them. The reasonable costs of such services shall be added to and be part of the Escrow Agent’s fee hereunder.

(c)	The Escrow Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(d)	No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights or powers unless indemnified as provided for herein, other than as a result of its own gross negligence or bad faith.

(e)	The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or bad faith.

(f)	The Escrow Agent shall incur no liability with respect to the delivery or non-delivery of any cash whether delivered by hand, wire transfer, registered mail or bonded courier.

(g)	Grandunion shall pay the costs and expenses of the Escrow Agent’s services hereunder, and the costs and expense reasonably incurred by the Escrow Agent in connection with the administration of the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder and covered by the remuneration, including without limitation, all out-of-pocket expenses and disbursements incurred or made by the Escrow Agent in the administration of its services and duties created hereby (including the reasonable fees and disbursements of its outside counsel and other outside advisors required for discharge of its duties hereunder). Any amount owing under this Section and unpaid thirty (30) days after request for such payment will bear interest from the expiration of such thirty (30) days at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand. If payment is not received when due, the Escrow Agent shall be entitled to draw down on the Escrow Amount in order to effect such payment and may sell, liquidate, convey or otherwise dispose of any investment for such purpose.

(h)	Grandunion and NewLead shall jointly and severally indemnify the Escrow Agent and its officers, directors, employees, agents, affiliates, successors and assigns and hold it and them harmless from and against any loss, fee, claim, demand, penalty, liability, damage, cost and expense of any nature incurred by the Escrow Agent and its officers, directors, employees, agents, affiliates, successors and assigns arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to, reasonable attorneys’ fees and other costs and expenses of defending or preparing to defend against any claim of liability, unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s or its officers’, directors’, employees’, agents’, affiliates’, successors’ or assigns’ gross negligence or bad faith. Escrow Agent and its officers, directors, employees, agents, affiliates, successors and assigns shall not be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages. The foregoing indemnification and agreement to hold harmless shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more parties exceed the amount of its annual fees collected under this Agreement or the amount of two thousand dollars ($2,000.00), whichever amount shall be greater.

(i)	The Escrow Agent does not have any interest in the Escrow Amount but is serving as escrow agent only and having only possession thereof. This Section 9 shall survive notwithstanding any termination of the Agreement or the resignation or removal of the Escrow Agent.

(j)	The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto.

(k)	The Escrow Agent accepts the duties and responsibilities under this Agreement as agent, and no trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as trustee.

(l)	The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow under this Agreement.

10.	Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrow Amount, or should any claim be made upon the Escrow Agent or the Escrow Amount by a third party, the Escrow Agent, upon receipt of notice of such dispute or claim, is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability, all or any of said Escrow Amount until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court or arbitrator of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired. A copy of any such settlement or final order, decree or judgment of a court or arbitrator of competent jurisdiction shall be delivered to the Escrow Agent by Grandunion or NewLead forthwith upon receipt thereof. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Amount.

11.	Arbitration. Any disputes with respect to this Agreement shall be resolved by arbitration and any party may demand by written notice to the other party that the matter be submitted to arbitration. The notice shall set out the reasons for the dispute and reasonable details to support the dispute. Grandunion and each of NewLead shall cooperate in completing any arbitration as expeditiously as possible, the procedure to commence no later than thirty (30) days from the date the notice was sent, and the arbitrator may hire such experts as may appear to be appropriate. All of the costs and expenses of the arbitration shall be borne equally by NewLead and Grandunion. Any award rendered by the arbitrator shall be final and binding on the parties.

12.	Resignation of Escrow Agent; Successor by Merger

(a)	Resignation and delivery. The Escrow Agent may at any time resign as such, subject to this Section 12, by delivering written notice of resignation to the other parties to this Agreement and by delivering the Escrow Amount (less any portion thereof previously distributed in accordance with this Agreement) to any successor escrow agent designated by NewLead, or by a court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier to occur of (the “Resignation Date”): (i) the appointment of a successor escrow agent as aforesaid or by a court of competent jurisdiction; or (ii) the day which is 30 days after the date of delivery of the Escrow Agent’s written notice of resignation to the other parties hereto, or such shorter notice as the parties accept as sufficient. If the Escrow Agent has not received written notice of the designation of a successor escrow agent by the Resignation Date, the Escrow Agent’s sole responsibility after such time shall be to retain and safeguard the Escrow Amount until receipt of written notice of the designation of a successor escrow agent hereunder or pursuant to a final non-appealable order of a court of competent jurisdiction. If a successor escrow agent has not been appointed within 90 days of the date of the delivery of its written notice of resignation, the Escrow Agent shall deliver the Escrow Amount (less any portion thereof previously distributed in accordance with this Agreement) to the legal counsel designated by NewLead and all of the Escrow Agent’s duties and obligations under this Agreement shall thereupon cease immediately. Failing such designation by NewLead, the Escrow Agent shall deliver such Escrow Amount to NewLead whereupon this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations under this Agreement. NewLead and Grandunion, acting together, shall have power at any time to remove the existing Escrow Agent and to appoint a successor escrow agent.

(b)	Incapacity. If the Escrow Amount is to be released hereunder to a party who has become bankrupt, has gone into liquidation or has otherwise become incapable of performing their rights and responsibilities under this Agreement, the Escrow Agent shall forthwith deliver the Escrow Amount, less any amounts owing to it in respect to outstanding fees, disbursements and interest thereon, to the Trustee appointed in relation to the bankruptcy proceedings . If all of the parties hereunder have become bankrupt, have gone into liquidation or have otherwise become incapable of performing their rights and responsibilities under this Agreement, the Escrow Agent shall forthwith deliver the Escrow Amount, less any amounts owing to it in respect to outstanding fees, disbursements and interest thereon, to the Trustee(s) appointed in relation to the bankruptcy proceedings and provide written notice to NewLead and Grandunion of the disposition of such Escrow Amount. Upon such delivery of the Escrow Amount, this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations.

(c)	Incapacity of Escrow Agent. In the event of the Escrow Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, NewLead and Grandunion acting together, shall forthwith appoint a successor escrow agent; failing such appointment by NewLead and Grandunion, the retiring Escrow

Agent, acting alone, may apply, at the expense of NewLead and Grandunion, to a court of competent jurisdiction for the appointment of a successor escrow agent; but any successor escrow agent so appointed by the Court shall be subject to removal as aforesaid by NewLead and Grandunion, acting together.

(d)	Transfer and Delivery; Fees. Any successor escrow agent appointed under any provision of this Section 12 shall be a corporation authorized to carry on the business of a trust company in the state of Massachusetts and, if required by the applicable legislation for any other jurisdiction, in such other jurisdictions. On any such appointment, the successor escrow agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Escrow Agent hereunder. At the request of NewLead or the successor escrow agent, the retiring Escrow Agent, upon payment of the amounts, if any, due to it pursuant to this Agreement, including any amounts owing to it in respect to outstanding fees, disbursements and interest thereon, shall duly assign, transfer and deliver to the successor escrow agent all property and money held, and all records kept, by the retiring Escrow Agent hereunder or in connection herewith.

(f)	Succession. Any corporation into or with which the Escrow Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Escrow Agent shall be the successor to the Escrow Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor escrow agent hereunder.

13.	Tax Reporting. Grandunion and NewLead agree to provide all necessary and appropriate tax information and documentation required by the Escrow Agent or applicable taxing authorities in a timely manner as to facilitate proper tax reporting hereunder. Consistent with applicable law, the sole obligation of the Escrow Agent with regard to tax reporting under this Section 13 shall be to the report amounts released from the Escrow Amount on the appropriate IRS form or forms.

14.	Anti-Money Laundering.

(a)	Each Party to this Agreement (other than the Escrow Agent) hereby represents to the Escrow Agent that any account to be opened by, or interest to be held by, the Escrow Agent in connection with this Agreement, for or to the credit of such Party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such Party hereto agrees to complete and execute forthwith a declaration in the Escrow Agent’s prescribed form as to the particulars of such third party.

(b)	The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Agreement, provided (i) that the Escrow Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

15.	Privacy.

(a)	Definition. Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans, product development, Grandunion or NewLead information, (including any non-public information of such Grandunion or NewLead), Proprietary Information, or proprietary software (including methods or concepts used therein, sources code, object code, or related technical information) which has been or is disclosed to the other or has been or is otherwise obtained by the other, its affiliates, agents or representatives before or during the term of this Agreement (the “Confidential Information”) is confidential and proprietary, constitutes trade secrets of the owner (or its affiliates), and is of great value and importance to the success of the owner’s (or its affiliates’) business. The parties shall treat the terms and conditions (but not the existence) of this Agreement as the Confidential Information of the other party. Confidential Information shall not include any information that is: (i) already known to the other party or its affiliates at the time of the disclosure; (ii) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the other party; (iii) subsequently disclosed to the other party or its affiliates on a non-confidential basis by a third party not having a confidential relationship with the owner and which rightfully acquired such information; or (iv) independently developed by one party without access to the Confidential Information of the other.

(b)	Use and Disclosure. All Confidential Information relating to a party will be held in confidence by the other party to the same extent and with at least the same degree of care as such party protects its own confidential or proprietary information of like kind and import, but in no event using less than a reasonable degree of care. Neither party will disclose, duplicate, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other party’s consent. Each party will, however, be permitted to disclose relevant aspects of the other party’s Confidential Information to its officers, affiliates, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. 6801 et seq.), as it may be amended from time to time (the “GLB Act”), the regulations promulgated thereunder or other applicable law. Each party will establish commercially reasonable controls to ensure the confidentiality of the Confidential Information and to ensure that the Confidential Information is not disclosed contrary to the provisions of this Agreement, the GLB Act or any other applicable privacy law. Without limiting the foregoing, each party will implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of the Confidential Information; (ii) protect against any threats or hazards to the security and integrity of the Confidential Information; and (iii) protect against any unauthorized access to or use of the Confidential Information. To the extent that any duties and responsibilities under this Agreement are delegated to an agent or other subcontractor, the party ensures that such agent and subcontractor are contractually bound to confidentiality terms consistent with the terms of this Section 15.

(c)	Required or Permitted Disclosure. In the event that any requests or demands are made for the disclosure of Confidential Information, the party receiving such request will notify the other party to secure instructions from an authorized officer of such party as to such request and to enable the other party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by law or court order. Each party expressly reserves the right, however, to disclose Confidential Information to any person whenever it is advised by counsel that it may be held liable for the failure to disclose such Confidential Information or if required by law or court order.

(d)	Unauthorized Disclosure. As may be required by law and without limiting either party’s rights in respect of a breach of this Section, each party will (i) promptly notify the other party in writing of any unauthorized possession, use or disclosure of the other party’s Confidential Information by any person or entity that may become known to such party; (ii) promptly furnish to the other party full details of the unauthorized possession, use or disclosure; and (iii) promptly use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

(e)	Costs. Each party will bear the costs it incurs as a result of compliance with this Section 15.

16.	Notices. Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication (excluding by way of electronic mail) addressed:

to Grandunion at:

Akti Miaouli 83 & Flessa 1-7 Piraeus 185 38, Greece

Attention: Michail Zolotas

Facsimile: +30 (213) 014-8019

to NewLead:

Akti Miaouli 83 & Flessa 1-7 Piraeus 185 38, Greece

Facsimile: +30 (210) 898 3788

Attention: Allan Shaw

to the Escrow Agent at:

COMPUTERSHARE TRUST COMPANY, N.A. 350 Indiana Street, Suite 750 Golden, CO 80401

Attention: John Wahl/Rose Stroud, Corporate Trust Department

Facsimile: (303) 262-0608

Any such communication shall be deemed to have been validly and effectively given and received on the date of personal delivery or transmission by facsimile or similar means of recorded communication if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Eastern Standard Time) and otherwise on the next Business Day. Any party to this Agreement may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

17.	Miscellaneous.

(a)	The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(b)	Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

(c)	This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart by facsimile (followed by the originally executed document forwarded promptly thereafter to the other party hereto), each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(d)	This Agreement or any provision hereof may be amended or waived only by written instrument duly signed by the party against whom such amendment or waiver is sought to be enforced.

(e)	No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver.

(f)	No failure on the part of Grandunion or NewLead to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

(g)	If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall remain in full force and effect.

(h)	This Agreement is for the sole and exclusive benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other Person any rights, remedies or any other type or types of benefits.

(i)	No party may assign its rights hereunder without the prior written consent of the other parties, except that (i) Grandunion may assign this Agreement in conjunction with a permitted assignment of the Purchase Agreement provided such assignment shall not relieve Grandunion of its obligations under the Purchase Agreement or this Agreement; and (ii) the Escrow Agent may subcontract its record keeping functions to its affiliate provided such subcontracting shall not relive the Escrow Agent of its obligations hereunder.

(j)	This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

(k)	This Agreement shall be governed by and interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts.

(l)	All references herein to money amounts are to lawful money of the United States.

(m)	The Escrow Agent shall have no obligations with respect to tax reporting other than to deliver the required annual statement of interest earned.

(n)	Except as otherwise required by law, Grandunion, NewLead and the Escrow Agent shall keep the terms and conditions of this Agreement confidential and shall only disclose the existence of this Agreement and its terms and conditions to such of their employees and professional advisers who have a need to know.

(o)	The Schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it. This Agreement shall override the Schedules attached hereto to the extent of any inconsistency.

(p)	Any reference to time of day or date means the local time or date in ● Canton, Massachusetts, U.S.A.

18.	Day Not A Business Day. Whenever any payment shall be due, any period of time shall begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, and such other actions shall be taken, as the case may be, on, or as of, or from a period ending on, the next succeeding Business Day.
(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

NEWLEAD HOLDINGS LTD.
By:	/s/ Allan Shaw
Allan Shaw

GRANDUNION, INC.
By:	/s/ Michail Zolotas
Michail Zolotas

COMPUTERSHARE TRUST COMPANY, N.A., as Escrow Agent
By:	/s/ Kellie Gwinn
Kellie Gwinn
Vice President

14

SCHEDULE A
Form of Notice of Release
Date: ●, 200●
TO: COMPUTERSHARE TRUST COMPANY, N.A. (“Escrow Agent”)
Pursuant to Section 6(a) of the Escrow Agreement entered into as of ●, 20● by and among Grandunion, Inc. (“Grandunion”) and NewLead Holdings Ltd. (“NewLead”) and the Escrow Agent (the “Escrow Agreement”), you are hereby instructed to release to ●, out of the Escrow Amount (as defined in the Escrow Agreement), the following amount: $                    .

●

By: ●

By: ●